UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2012

SAVEDAILY, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140

Seal Beach, California 90740

(Address of Principal Executive Offices)

(562) 795-7500

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2012, SaveDaily, Inc. (“SaveDaily”) appointed Steve Durbin, Jr. to SaveDaily’s Board of Directors.

Prior to joining SaveDaily, Mr. Durbin founded Quail Bend, LLC in early 2010 to pursue small and micro cap investing in both the public and private markets.   Quail Bend raises capital for its private equity investments on a deal-by-deal basis and generally employs classic value investing principals and focuses on transactions under $50 million.  In 2012 Quail Bend formed SaveDaily Partners, LP as a special purpose entity to provide SaveDaily, Inc. with a senior secured convertible loan of up to $3.0 million.

During 2010 and 2011 Mr. Durbin acted as Senior Managing Director and Head of Investment Banking at The Watley Group, a boutique financial services firm that provides operating and advisory services to companies in complex situations. From 2006 to 2009 Mr. Durbin worked at Red Mountain Capital Partners, a small cap value hedge fund, where he was a Principal and responsible for sourcing and managing investments.  Prior to joining Red Mountain, Mr. Durbin was an Associate at Oak Hill Capital Partners where he focused on the business and financial services sectors.  Prior to Oak Hill, Mr. Durbin was an investment banker at JP Morgan where he focused on financial sponsor clients.

SaveDaily issued a press release announcing Mr. Durbin’s election to the Board of Directors of SaveDaily on June 19, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated June 19, 2012, announcing the election of Steve Durbin, Jr. as a Director of SaveDaily, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SAVEDAILY, INC.

Date: June 20, 2012	By:	/s/ Jeff Mahony
Jeff Mahony,
Chief Executive Officer

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